EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 30, 2009, with respect to the consolidated financial statements and schedule in the Annual Report of Energy Focus, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-8 (File No. 333-169274, effective September 8, 2010; File No. 333-138963, effective November 27, 2006; File No. 333-122686, effective February 10, 2005; File No. 333-68844, effective August 31, 2001; File No. 333-52042, effective December 18, 2000; File No. 333-61855, effective August 19, 1998; File No. 333-28423, effective June 4, 1997; and File No. 333-85664, effective October 27, 1994) and on Form S-3 (File No. 333-167855, effective July 14, 2010; File No. 333-166191, effective May 28, 2010; File No. 333-108083, effective September 28, 2007; and File No. 333-150176, effective May 29, 2008).
/s/ Grant Thornton LLP
Cleveland, Ohio
March 31, 2011

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